UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2012

SITEL Worldwide Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-172952 (Commission file number)	16-1556476 (IRS employer identification number)

3102 West End Avenue Two American Center, Suite 1000 Nashville, Tennessee 37203 (Address of principal executive offices)		37203 (Zip Code)
(615) 301-7100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
On January 4, 2012, the Board of Directors (the “Board”) of SITEL Worldwide Corporation (the “Company”) appointed Donald B. Berryman President of the Company’s Americas region. Mr. Berryman will continue to report to President and Chief Executive Officer, Dagoberto Quintana. In connection with his change in role, Mr. Berryman executed an Amended and Restated Executive Agreement (“Agreement”) dated January 10, 2012 but effective January 1, 2012. Mr. Berryman’s Agreement has an initial term of three years and provides for an annual salary of $450,000, a bonus target of $600,000 (otherwise subject to the Company’s global management incentive plan) and a signing bonus of $550,000. The signing bonus is subject to repayment on a pro rata basis if Mr. Berryman’s employment is terminated with cause or he resigns without good reason, as defined in the agreement, prior to December 31, 2012. The agreement also entitles Mr. Berryman to continue participation in all health and welfare benefit plans available to the Company’s senior executives. In the event that Mr. Berryman’s agreement is terminated by us without cause (as defined in the agreement) or by Mr. Berryman for good reason, Mr. Berryman is entitled to severance pay in an amount equal the amount of his annual salary payable, over a twelve (12) month period. In the event Mr. Berryman’s agreement is terminated for any other reason, Mr. Berryman is not entitled to any severance payments. For a period of two years after the termination of the agreement for any reason, Mr. Berryman is subject to employee and customer non-solicitation covenants and for a period of one year after the termination of the agreement, Mr. Berryman is also subject to a non-competition covenant. If Mr. Berryman’s employment agreement is terminated by us without cause or by him for good reason Mr. Berryman may opt to not receive his severance pay and void the applicability of the non-competition covenant. The terms of Mr. Berryman’s existing restricted stock agreements remain unchanged.

There are no family relationships between Mr. Berryman and any director or executive officer of the Company.

A copy of the Company’s press release concerning the foregoing is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release dated January 10, 2012

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITEL Worldwide Corporation (Registrant)
By: /s/ David Beckman Name: David Beckman Title: Global Chief Legal Officer & Secretary

Date:	January 10, 2012

Exhibit Number	Exhibit Description
99.1	Press Release dated January 10, 2012.

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